Exhibit 99.2
ABM Industries Incorporated First Quarter and Fiscal 2009 Earnings Conference Call March 3, 2009

2 Agenda Introduction of call participants Henrik C. Slipsager, President & CEO James S. Lusk, EVP and CFO Sarah H. McConnell, SVP & General Counsel Q1 2009 Highlights Financial Review Operating Results 2009 Guidance

3 Forward - Looking Statements Our presentation today contains predictions, estimates and other forward-looking statements. Our use of the words estimate, expect, and similar expressions is intended to identify these statements. These statements represent our current judgment on what the future holds. While we believe them to be reasonable, these statements are subject to risks and uncertainties that could cause our actual results to differ materially. Some of the important factors relating to our business are described in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

4 Statements Relating to Non-GAAP Financial Measures During the course of this presentation, certain non-GAAP financial information will be presented. A reconciliation of those numbers to GAAP financial measures is available on the Company's website under "Investor Relations" and at the end of this presentation.

5 First Quarter Fiscal 2009 Highlights Exceptional quarter. Strong growth in operating profit across all core businesses. Adjusted income from Continuing Operations up 63% Strong adjusted EBITDA growth of 27% on flat revenues Strict management of operating expenses Increasing operating synergies across platform OneSource acquisition continues to drive top and bottom line growth Improving Balance Sheet and solid cash flow generation

6 Fiscal First Quarter 2009 Highlights Revenues $887.5M Adjusted EBITDA $30.3M Increased 27% from Q1 08 Income from Continuing Operations $14.8M Adjusted $13.0M Increased $8.5M or 135% over Q1 08 Growth across all 4 core businesses Increased $5.0M or 63% over Q1 08 Diluted EPS from Continuing Operations $0.28 Adjusted $0.25 Continuing Operating Cash Flow Total Operating Cash Flow $13.5M $26.1M Improved by $36.5M compared to FY08 Improved by $51.0 M compared to FY08 Long-Term Debt $227M Represents sequential reduction in long-term debt by $3M from Q408

7 Strategic Initiatives Focused on aspects of business within our control Pricing and service, expenses, and generating free cash flow Proactive steps to mitigate pricing pressures on customer base Pricing and scope of service concessions Careful management of labor resources and expenses Reduction of less profitable contracts Manage exposure to credit risk by reducing high risk customers Multi-year project to transform corporate platform and infrastructure on plan to be completed by end of calendar 2009

8 Q1 Financial Results (unaudited) * Reconciliation of Adjusted EBITDA located at the back of this presentation and on ABM's website.

9 Strong Balance Sheet (unaudited)

10 Segment Highlights: Janitorial Revenue (in $M) Operating Profit (in $M) First quarter 2009 revenue of $608.4 million, up $2.4 million or 0.4% compared to 2008 First quarter 2009 operating profit, up $11.4 million or 54.3% compared to 2008 Synergies from OneSource acquisition Improved operational efficiencies across all regions Solid pipeline of new business and margin enhancement opportunities Q108 Q208 Q308 Q408 Q109 Operating Profit 20.9 29.8 31.7 36.1 32.3 Q108 Q208 Q308 Q408 Q109 East 606 625.5 638.5 622.2 608.4

11 Segment Highlights: Parking Revenue (in $M) Q108 Q208 Q308 Q408 Q109 East 118 118.5 119.8 119 115.7 Operating Profit (in $M) Q108 Q208 Q308 Q408 Q109 Operating Profit 3.9 4.4 5.5 5.7 4.1 First quarter 2009 revenue down 2% to $115.7 million; excluding management reimbursement revenues, parking revenues increased 3.7% or $2.0M compared to 2008. First quarter 2009 operating profit, up 6.5% to $4.1 million compared to 2008. Ongoing operating expense management Continued organic growth at HealthCare Parking Services of America Universities, business parks, hospitals and municipalities represent opportunities

12 Segment Highlights: Security Revenue (in $M) Q108 Q208 Q308 Q408 Q109 East 80.9 82.3 85.3 84.9 85.6 Operating Profit (in $M) Q108 Q208 Q308 Q408 Q109 Operating Profit 1.4 1.5 2.1 2.8 1.8 First quarter 2009 revenue, up 5.7% to $85.6 million compared to 2008 Added new customers Continued service expansion in Northwest and Midwest regions First quarter 2009 operating profit, up 28.9% to $1.8 million Leverage from added revenues and insurance expense reduction Solid pipeline of new sales in place

13 Segment Highlights: Engineering Revenue (in $M) Q108 Q208 Q308 Q408 Q109 East 81.8 79.3 79.6 79 77.2 Operating Profit (in $M) Q108 Q208 Q308 Q408 Q109 Operating Profit 3.5 4.3 5.5 5.8 4.7 First quarter 2009 revenue decreased 5.6% to $77.2 million compared to 2008 Lost business in Eastern and Mid-Atlantic regions partially offset by service expansion in Northwest region First quarter 2009 operating profit, up 32.3% or $4.7 million compared to 2008 Benefitting from higher margin new business

Closing Observations Strong relative performance in challenged economy Solid business fundamentals Ongoing actions to mitigate impact of deteriorating environment Well-positioned to benefit from size, scale and diversity of business operations Opportunity to gain new accounts and increase penetration with existing accounts Negotiating concessions on pricing and scope of services Implementing ongoing cost reductions to drive profitability Solid Balance Sheet with strong operating cash flow Well-positioned to capitalize on M&A opportunities 14

15 Continued challenging economic and market conditions ABM will continue to follow proven strategies of: Actively managing customer accounts Focusing on outsourcing trends as customers look for integrated solutions Guidance Increasing 1st half Income from Continuing Operations per diluted in the range of $0.48 - $0.52; Adjusted Income from Continuing Operations, excluding Items Impacting Comparability, per diluted share basis, in the range of $0.52 - $0.56* Estimate for FY09 Income from Continuing Operations, per diluted share, in the range of $1.10 - $1.20; Adjusted Income from Continuing Operations, excluding Items Impacting Comparability, per diluted share, in the range of $1.25 - $1.35* 1H FY09 Outlook A reconciliation of certain non-GAAP financial information to GAAP financial measures is available on the Company's website under "Investor Relations" and at the end of this presentation

16 Appendix - Reconciliation (unaudited)

17 Appendix - Reconciliation (unaudited)

17 Appendix - Reconciliation (unaudited)